[SCHERING-PLOUGH LOGO]                                              NEWS RELEASE
                                                     Schering-Plough Corporation
                                                        2000 Galloping Hill Road
                                               Kenilworth, New Jersey 07033-0530


FOR RELEASE:  IMMEDIATELY                               Contact: Robert Consalvo
                                                                  (908) 298-7409
                                                                  Stephen Galpin
                                                                  (908) 298-7415

          RICHARD JAY KOGAN TO RETIRE AS SCHERING-PLOUGH CEO, PRESIDENT
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                 IN APRIL 2003 OR UPON APPOINTMENT OF SUCCESSOR
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                 DIRECTOR RICHARD DE J. OSBORNE NAMED CHAIRMAN,
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                          WILL LEAD SEARCH FOR NEW CEO
                          ----------------------------

 KENILWORTH, N.J., Nov. 13, 2002 - Schering-Plough Corporation (NYSE: SGP) today announced that Richard Jay Kogan will retire as chief executive officer (CEO) and president, and resign from the Board no later than the company's annual meeting on April 22, 2003. To facilitate a smooth transition, Kogan has relinquished today the position of chairman of the Board. Richard de J. Osborne, a director of the company since 1988, has been appointed chairman and will oversee the Board's search for a new CEO, which will commence immediately. Kogan, 61, has been with Schering-Plough for over 20 years, and has served as president and chief executive officer since 1996, and chairman, president and chief executive officer since 1998.

        Kogan said, "I will be turning 62 in June 2003, and now that ZETIA has been approved, I will step down the earlier of either the annual meeting in April, or the Board's selection of my successor. I am proud of the company's many achievements. Over the past two decades, we have built a good record in a rapidly changing industry and I know that Schering-Plough is well prepared to face the challenges ahead."

        Schering-Plough director Richard de J. Osborne said, "The Board of Directors has accepted Mr. Kogan's decision to retire after a long and distinguished career at Schering-Plough. The Board of Directors and the entire Schering-Plough community thank Dick for his many years of dedicated service to the company. We are grateful for his many contributions, and we wish him the best.

                                     -more-
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        "I will lead the Board's search for a new CEO and, as chairman, I plan to be actively involved with the company during this transition period. The Board will move quickly to complete its mission and to ensure Schering-Plough achieves its potential for the benefit of all its constituencies," he concluded.

        Osborne, 68, retired as chairman of the board and chief executive officer of ASARCO Incorporated in April 1999, following 24 years of employment. He is currently non-executive chairman of the Board of Datawatch Corporation, a director of Goodrich Corporation, NACCO Industries, Inc. and The Tinker Foundation. He is also a director and treasurer of the Americas Society and the Council of the Americas. He is also a member of the Council on Foreign Relations and the Economic Club of New York. Mr. Osborne graduated from Princeton in 1956 with an A.B. Degree in economics.

        DISCLOSURE NOTICE: The information in this press release includes certain "forward-looking" statements relating to the company's prospects for the future. The reader of this release should understand that the company's prospects are subject to substantial risks and uncertainties. The reader of this release should also understand that the forward-looking statements may also be adversely affected by general market and economic factors, competitive product development, market acceptance of new products, product availability, current and future branded, generic or OTC competition, federal and state regulations and legislation, the regulatory process for new products and indications, existing and new manufacturing issues that may arise, trade buying patterns, patent positions, litigation and investigations. For further details and a discussion of these and other risks and uncertainties, see the company's Securities and Exchange Commission filings, including the company's 2001 annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

        Schering-Plough is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide.

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